Exhibit 99.1

iridium

IRIDIUM COMMUNICATIONS INC.
ATTN: KATHLEEN A. MORGAN
1676 INTERNATIONAL DRIVE, SUITE 1100
MCLEAN, VA 22102

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/IRDM2026SM**

You may attend the meeting via the internet and vote during the meeting. Have your 16-digit control number available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 5:00 p.m. Eastern Time the day before the cut-off date or meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02938-S47962

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRIDIUM COMMUNICATIONS INC.

The Iridium Board recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Adopt the Agreement and Plan of Merger (such agreement, as it may be amended from time to time, the "merger agreement"), dated as of June 28, 2026, among Rocket Lab Corporation, a Delaware corporation ("Rocket Lab"), Ion Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Rocket Lab ("Merger Sub I"), Ion Merger Sub II, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Rocket Lab ("Merger Sub II"), and Iridium Communications Inc., a Delaware corporation ("Iridium"), pursuant to which and subject to the terms and conditions thereof, Merger Sub I will merge with and into Iridium (the "first merger"), with Iridium continuing as the surviving corporation and an indirect wholly owned indirect subsidiary of Rocket Lab and, subject to the satisfaction of certain conditions, the surviving corporation will merge with and into Merger Sub II (the "second merger," and together with the first merger, the "mergers"), with Merger Sub II surviving the second merger as an indirect wholly owned subsidiary of Rocket Lab;	☐	☐	☐
2. Approve on an advisory (non-binding) basis the golden parachute compensation payments that may be paid or become payable by Iridium to Iridium's named executive officers in connection with the mergers; and	☐	☐	☐
3. Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

NOTE: Stockholders may also transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Internet Availability of Proxy Materials, Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

T02939-S47962

IRIDIUM COMMUNICATIONS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE IRIDIUM BOARD

SPECIAL MEETING OF STOCKHOLDERS

September 24, 2026 at 8:30 a.m., Eastern Time

The undersigned hereby appoints Kathleen A. Morgan and Peter L. Trentman, and each of them, with full power of substitution and power to act alone, as proxies, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of Iridium Communications Inc. that the undersigned would be entitled to vote if in attendance at the special meeting of Stockholders to be held at 8:30 a.m., Eastern Time on September 24, 2026 via the Internet at www.virtualshareholdermeeting.com/IRDM2026SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF PROPOSALS (1), (2) AND (3), AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE